As filed with the Securities and Exchange Commission on April 26, 2018     Registration No. 333-192648

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No.3
To
FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ELBIT VISION SYSTEMS LTD.
(Exact name of Registrant as specified in its charter)

Israel	3823	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7 Bareket Street
Industrial Park, Caesarea
Post Office Box 3047
Caesarea, Israel 3088900
+972-4-610-7609
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

EVS US Inc.
319 Garlington Road, Suite B4
Greenville, SC 29615,
 Tel: (864) 288-9777
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

Adrian M. Daniels, Adv.
Yigal Arnon & Co.
1 Azrieli Center
Tel Aviv, 67021 Israel
Tel: 972-3-608-7864

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the
Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SEC 1981 (12-08)	Persons who respond to the collection of information contained in this form are not required to respond unless the form displays currently valid OMB control number.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 3 to the Registration Statement on Form F-3 (Registration No. 333-192648) (the “Registration Statement”) of Elbit Vision Systems Ltd. (the “Company”) is being filed to deregister any and all securities that remain unsold under such Registration Statement.

On February 11, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Belinor Ltd. (“Merger Sub”), a company formed under the laws of the State of Israel and a wholly-owned subsidiary of Uster Technologies AG., a company organized under the laws of Switzerland (“Parent”). On April 25, 2018, the Company merged with Merger Sub pursuant to the Merger Agreement and was thereby acquired by Uster (the “Merger”).  Each issued and outstanding Ordinary Share was canceled in the Merger, entitling the holder thereof to receive $3.40 of cash consideration, subject to the withholding of any applicable taxes. Additionally, in the Merger, each outstanding vested option to purchase one Ordinary Share was canceled, entitling the holder thereof to receive an amount of cash equal to the excess, if any, calculated by subtracting the applicable exercise price of such option from $3.40 (the “Excess Amount”), and each outstanding unvested option to purchase one Ordinary Share was canceled, entitling the holder thereof to receive a certain cash bonus from EVS following the completion of the Merger equal to the Excess Amount; all of the above, subject to the terms of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No.2 to Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Caesarea, State of Israel on April 26, 2018.

ELBIT VISION SYSTEMS LTD.

By:	/S/ Sam Cohen
Sam Cohen
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ * _____________________ Josef Ran	Director and Chairman of the Board	April 26, 2018
/s/ Sam Cohen _____________________ Sam Cohen	CEO and Director	April 26, 2018
/s/ Yaron Menashe _____________________ Yaron Menashe	CFO, Principal Accounting Officer and Director	April 26, 2018
/s/ * _____________________ Ervin Leibovici	External Director	April 26, 2018
/s/ * _____________________ YakyYanay	Director	April 26, 2018
/s/ * _____________________ Orit Stav	External Director	April 26, 2018
/s/ * _____________________ Natan Avisar	Director	April 26, 2018
AUTHORIZED REPRESENTATIVE IN THE UNITED STATES EVS US Inc. /s/ Yaron Menashe Yaron Menashe	Director	April 26, 2018
*By/s/ Yaron Menashe		April 26, 2018
_________________________
*Yaron Menashe, Attorney In Fact